                                                                    EXHIBIT 99.1

                               IXYS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                                                                March 31,      June 30,
                          ASSETS                                                                  1998          1998
                                                                                               -------------  ------------
Current assets:                                                                                         (unaudited)
   Cash and cash equivalents                                                                   $     10,594   $     9,289
   Accounts receivable, less allowance for doubtful accounts of $588
      in 1998 and $944 in 1999                                                                       10,009        10,642
   Inventories, net                                                                                  17,103        19,100
   Deferred income taxes                                                                              1,617         1,615
                                                                                               -------------  ------------
          Total current assets                                                                       39,323        40,646

Plant and equipment, net of accumulated depreciation and amortization                                10,602        11,097
Other assets                                                                                          1,143         1,172
Deferred income taxes                                                                                 3,272         3,272
                                                                                               -------------  ------------

             Total assets                                                                      $     54,340   $     56,187
                                                                                               =============  ============

                            LIABILITIES

Current liabilities:
   Current portion of capitalized lease obligations                                            $        428   $        584
   Current portion of notes payable to bank                                                           4,168          4,628
   Current portion of mandatorily redeemable convertible preferred stock                              9,300          9,300
   Accounts payable                                                                                   4,474          3,940
   Accrued expenses and other liabilities                                                             7,119          6,006
                                                                                               -------------  ------------
          Total current liabilities                                                                  25,489         24,458

Notes payable to bank, net of current portion                                                         6,624          7,040
Capitalized lease obligations, net of current portion                                                   814          1,305
Pension liabilities                                                                                   5,113          5,288
                                                                                               -------------  ------------

          Total liabilities                                                                          38,040         38,091
                                                                                               -------------  ------------

Series A and B mandatorily redeemable convertible preferred stock, $.001 par value:
   Authorized:  116,000,000 shares in 1998 and 1999;
   Issued and outstanding:  111,409,671 shares in 1998 and 1999                                      28,256         28,256
   (Aggregate liquidation value of $37,589 in 1998 and 1999)

                                    STOCKHOLDERS' DEFICIT
Common stock, $.001 par value:
   Authorized:  250,000,000 shares in 1998 and 1999
   Issued and outstanding:  72,211,873 shares in 1998 and  1999                                          72             72
Additional paid-in capital                                                                            1,001          1,001
Notes receivable from stockholders                                                                     (936)          (936)
Accumulated deficit                                                                                 (11,359)       (10,232)
Cumulative translation adjustment                                                                      (734)           (65)
                                                                                               -------------  ------------
          Total stockholders' deficit                                                               (11,956)       (10,160)
                                                                                               -------------  ------------

             Total liabilities, mandatorily redeemable convertible
               preferred stock and stockholders' deficit                                       $     54,340   $     56,187
                                                                                               =============  ============



 The accompanying notes are an integral part of these condensed consolidated financial statements.

                               IXYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (amounts in thousands, except per share data)


                                                                      Three Months Ended
                                                                          June 30,
                                                              -------------------------------
                                                                   1997            1998
                                                              ---------------  --------------
                                                                         (unaudited)
Net revenues                                                  $       13,247   $      16,269
Cost of goods sold                                                     8,328          11,448
                                                              ---------------  --------------
          Gross profit                                                 4,919           4,821
                                                              ---------------  --------------

Operating expenses:
   Research, development and engineering                                 731             730
   Selling, general and administrative                                 2,188           2,300
                                                              ---------------  --------------
          Total operating expenses                                     2,919           3,030
                                                              ---------------  --------------

             Income from operations                                    2,000           1,791

Other income (expense), net                                              (82)             16
                                                              ---------------  --------------

             Income before provision for income taxes                  1,918           1,807

Provision for income taxes                                              (868)           (680)
                                                              ---------------  --------------


Net income                                                    $        1,050   $       1,127
                                                              ===============  ==============

Net income per share - basic                                  $         0.02   $        0.02
                                                              ===============  ==============

Number of shares used in per share calculation - basic                65,501          72,212
                                                              ===============  ==============

Net income per share - diluted                                $         0.01   $        0.01
                                                              ===============  ==============

Number of shares used in per share calculation - diluted             201,866         205,343
                                                              ===============  ==============


 The accompanying notes are an integral part of these condensed consolidated financial statements.

                               IXYS CORPORATION
                     CONDENSED CONSOLIDATED STATEMENTS OF
                             COMPREHENSIVE INCOME
                 (amounts in thousands, except per share data)

                                                    Three Months Ended
                                                          June 30,
                                                    --------------------
                                                      1997        1998
                                                    -------      -------
                                                         (unaudited)

Net income                                          $ 1,050      $ 1,127

Other comprehensive income, net of tax:
  Foreign currency translation adjustments             (251)         669
                                                    -------      -------

Comprehensive income                                $   799      $ 1,796
                                                    =======      =======



  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                IXYS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                                  Three Months Ended
                                                                                                       June 30,
                                                                                              --------------------------
                                                                                                 1997          1998
                                                                                              ------------  ------------
                                                                                                      (unaudited)
Cash flows from operating activities:
   Net income                                                                                 $     1,050   $     1,127
   Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
      Depreciation and amortization                                                                   391           513
      Provision for bad debts                                                                         368           334
      Provision for excess and obsolete inventory                                                    (142)          670
      (Gains) losses on foreign currency translation                                                  187           542
      Changes in operating assets and liabilities:
        Accounts receivable                                                                          (488)         (401)
        Inventories                                                                                  (262)       (2,500)
        Prepaid expenses and other current assets                                                    (499)         (422)
        Other assets                                                                                  (30)          (24)
        Accounts payable                                                                               89          (571)
        Accrued expenses and other liabilities                                                        848          (217)
        Pension liabilities                                                                           106            77
                                                                                              ------------  ------------
          Net cash provided by (used in) operating activities                                       1,618          (872)
                                                                                              ------------  ------------

Cash flows from investing activities:
   Purchases of plant and equipment                                                                  (507)         (879)
                                                                                              ------------  ------------

Cash flows from financing activities:
   Proceeds from capital lease obligations                                                            389           627
   Principal payments on capital lease obligations                                                   (450)         (319)
                                                                                              ------------  ------------
          Net cash provided by (used in) financing activities                                         (61)          308
                                                                                              ------------  ------------

Effect of foreign exchange rate fluctuations on cash and cash
   equivalents                                                                                       (347)          138
                                                                                              ------------  ------------

             Net increase (decrease) in cash and cash equivalents                                     703        (1,305)

Cash and cash equivalents at beginning of year                                                      8,231        10,594
                                                                                              ------------  ------------

Cash and cash equivalents at end of year                                                      $      8,934  $      9,289
                                                                                              ============  ============



 The accompanying notes are an integral part of these condensed consolidated financial statements.

                               IXYS CORPORATION
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
            (Information as of June 30, 1998 and the quarters ended
              June 30, 1997 and 1998 and thereafter is unaudited)


 1.  Interim Financial Data (Unaudited):
     ----------------------------------

     The unaudited financial statements for the quarters ended June 30, 1997 and 1998 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all material adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and results of operations in accordance with generally accepted accounting principles. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission (S.E.C.), the Company believes the disclosures made are adequate to make the information presented not misleading. It is suggested that the accompanying financial statements be read in conjunction with the Company's annual financial statements for the year ended March 31, 1998 which have been included in Paradigm Technologies, Inc. Form S-4 filed with the S.E.C. (see Note 7).

     The Company's balance sheet as of March 31, 1998 was derived from the Company's audited financial statements, but does not include all disclosures necessary for the presentation to be in accordance with generally accepted accounting principles.


2.   Foreign Currency Translation:
     ----------------------------

     The local currency is considered to be the functional currency of the operations of IXYS GmbH. Accordingly, assets and liabilities are translated at the exchange rate in effect at year-end and revenues and expenses are translated at average rates during the year. Adjustments resulting from the translation of the accounts of IXYS GmbH into U.S. dollars are included in cumulative translation adjustment, a separate component of stockholders' deficit. Foreign currency transaction gains and losses are included as a component of other income and expense.


3.   Computation of Net Income Per Share:
     -----------------------------------

     The Company has adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings per Share," which is effective for all periods ending after December 15, 1997. SFAS 128 requires dual presentation of basic and diluted earnings per share (EPS) for complex capital structures on the face of the Statement of Income. Basic EPS is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of other securities into common stock.

                               IXYS CORPORATION
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
            (Information as of June 30, 1998 and the quarters ended
              June 30, 1997 and 1998 and thereafter is unaudited)

4.   Recent Accounting Pronouncements:
     --------------------------------

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information". This Statement establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This Statement supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise." The new standard becomes effective for the Company's fiscal year 1999 and requires that comparative information from earlier years be restated to conform to the requirements of this standard. The Company is evaluating the requirements of SFAS 131 and the effects, if any, on the Company's current reporting and disclosures.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheets and measure those instruments at fair value. This Statement becomes effective for the Company for fiscal years beginning after December 15, 1999. The Company is evaluating the requirements of SFAS 133 and the effects, if any, on the Company's current reporting and disclosures.


5.   Comprehensive Income:
     --------------------

     Effective in the first quarter of 1998, the Company has adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS 130). Comprehensive income generally represents all changes in stockholders' equity except those resulting from investments or contributions by stockholders. The Company has reclassified earlier financial statements for comparative purposes. The only component of comprehensive income for the three months ended June 30, 1997 and 1998 was the change in the cumulative translation adjustment.

                               IXYS CORPORATION
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
            (Information as of June 30, 1998 and the quarters ended
              June 30, 1997 and 1998 and thereafter is unaudited)


6.   Inventories:
     -----------

   Inventories consist of the following (in thousands):


                                                MARCH 31,       JUNE 30,
                                                  1998            1998
                                                 -------         -------
Raw materials                                    $ 3,789         $ 3,371
Work in progress                                  12,059          11,755
Finished goods                                     5,765           9,155
                                                 -------         -------
less inventory reserve                            21,613          24,281
                                                  (4,510)         (5,181)
                                                 -------         -------
                                                 $17,103         $19,100
                                                 =======         =======

7.   Acquisition and Merger:
     ----------------------

     Effective September 23, 1998, the Company acquired and merged into Paradigm Technology, Inc. ("Paradigm"), a company that designs and markets fast SRAM products. The acquisition was structured as a reverse merger whereby Paradigm issued approximately 11,513,821 shares of its common stock in exchange for all outstanding shares of IXYS stock. At the conclusion of the merger, IXYS stockholders hold approximately 96% of the combined company. For financial accounting purposes, IXYS will be the surviving company and the historic financial information will be that of IXYS.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the merger of Paradigm Technology, Inc. ("Paradigm") and IXYS Corporation ("IXYS") using the purchase method of accounting in accordance with generally accepted accounting principles. IXYS is considered the accounting acquiror. The unaudited pro forma condensed combined financial statements are based on the respective historical financial statements which are included in this Form 8-K or have previously been filed with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference. The unaudited pro forma condensed combined balance sheet assumes that the Merger took place on June 30, 1998 and combines Paradigm's June 30, 1998 historical balance sheet with IXYS' June 30, 1998 historical consolidated balance sheet. The unaudited pro forma condensed combined statement of operations assumes that the Merger took place as of April 1, 1997 for the twelve months ended March 31, 1998 and combines Paradigm's condensed statement of operations for the nine months ended December 31, 1997 (unaudited) and three months ended March 31, 1998 (unaudited) with IXYS' historical results of operations for the twelve months ended March 31, 1998. The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 1998 combines Paradigm's condensed statement of operations (unaudited) for the three months ended June 30, 1998 with IXYS' condensed consolidated statement of operations for the same period (unaudited).

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments are based on a preliminary valuation of Paradigm that has yet to be finalized, made in connection with the development of the pro forma information for illustrative purposes to comply with the disclosure requirements of the Commission. The pro forma adjustments included in the unaudited pro forma condensed combined financial information may be revised upon the finalization of the valuation of the net assets acquired by IXYS. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or results that would have been realized had the companies been a single entity during these periods. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Paradigm and IXYS, which are included elsewhere herein or have previously been filed with the Commission.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                    for the three months ended June 30, 1998

                                                         Paradigm
                                                       Technology,           IXYS            Pro Forma           Pro Forma
                                                           Inc.          Corporation        Adjustments           Combined
                                                      ---------------   ---------------   -----------------    --------------

Sales                                                 $        1,036    $       16,269                         $      17,305
Cost of sales                                                  1,365            11,448                                12,813
                                                      ---------------   ---------------                         -------------
Gross profit                                                    (329)            4,821                                 4,492
                                                      ---------------   ---------------                         -------------

Research and development                                         289               730                                 1,019
Selling, general and administrative                              753             2,300                                 3,053
Amortization of intangibles                                                               $            653 (1)           653
                                                      ---------------   ---------------   -----------------     -------------
       Total operating expenses                                1,042             3,030                 653             4,725
                                                      ---------------   ---------------   -----------------     -------------
Operating income (loss)                                       (1,371)            1,791                (653)             (233)
Other (income) expense, net                                       86               (16)                                   70
                                                      ---------------   ---------------   -----------------     -------------

Income (loss) before taxes                                    (1,457)            1,807                (653)             (303)
Provision for income taxes                                                        (680)                                 (680)
                                                      ---------------   ---------------   -----------------     -------------

Net income (loss)                                     $       (1,457)   $        1,127    $           (653)     $       (983)
                                                      ===============   ===============   =================     =============

Income (loss) per share - basic                                         $         0.02                          $      (0.08)
                                                                        ===============                         =============

Shares used in per share calculation - basic                                    72,212                                11,956 (2)
                                                                        ===============                         =============

Income (loss) per share - diluted                                       $         0.01                          $      (0.08)
                                                                        ===============                         =============

Shares used in per share calculation - diluted                                 205,343                                11,956 (2)
                                                                        ===============                         =============

See accompanying notes to unaudited pro forma condensed combined statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS:

(1) Adjustment reflects the amortization of the amount of the purchase price allocated to identified intangible assets over three months ended June 30, 1998. Intangibles are being amortized over 2 years.

(2) Shares used in the per share calculation reflect 11.5 million shares issued to IXYS stockholders as if they were outstanding from April 1, 1998 and Paradigm shares following the reverse stock split and assuming that all preferred stock had converted to common stock as of April 1, 1998.

     Shares used in proforma income (loss) per share calculations for the three months ended June 30, 1998 are as follows (in thousands):


        IXYS shares based on actual exchange ratio              11,514
        Paradigm shares following one-for-fifteen reverse
          split and conversion of all preferred stock              442
                                                                ------
        Shares used in per share calculation - basic
          and diluted                                           11,956
                                                                ======

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       for the year ended March 31, 1998
                                  (unaudited)

                                          Paradigm
                                         Technology,         IXYS           Pro Forma        Pro Forma
                                          Inc. (3)        Corporation      Adjustments        Combined
                                        --------------    ------------     -------------     -----------
Sales                                   $      10,791          56,856                        $   67,647
Cost of sales                                  10,402          38,048                            48,450
                                        --------------    ------------                       -----------

Gross profit                                      389          18,808                            19,197
                                        --------------    ------------                       -----------

Research and development                        2,527           3,329                             5,856
Selling, general and administrative             4,040           8,384                            12,424
Amortization of intangibles                                                $      2,611 (1)       2,611
                                        --------------    ------------     -------------     -----------

       Total operating expenses                 6,567          11,713             2,611          20,891
                                        --------------    ------------     -------------     -----------

Operating income (loss)                        (6,178)          7,095            (2,611)         (1,694)
Other (income) expense, net                     1,049          (3,218)                           (2,169)
                                        --------------    ------------     -------------     -----------

Income (loss) before taxes                     (7,227)         10,313            (2,611)            475
Provision for income taxes                                     (4,229)                           (4,229)
                                        --------------    ------------     -------------     -----------

Net income (loss)                       $      (7,227)    $     6,084      $     (2,611)         (3,754)
                                        ==============    ============     =============     ===========

Income (loss) per share - basic                           $      0.09                        $    (0.31)
                                                          ============                       ===========

Shares used in per share calculation - basic                   65,501                            11,956  (2)
                                                          ============                       ===========

Income (loss) per share - diluted                         $      0.03                        $    (0.31)
                                                          ============                       ===========

Shares used in per share calculation - diluted                201,866                            11,956  (2)
                                                          ============                       ===========

See accompanying notes to unaudited pro forma condensed combined statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS:

(1) Adjustment reflects the amortization of the amount of the purchase price allocated to identified intangible assets and goodwill over twelve months ending March 31, 1998. Intangible assets are being amortized over 2 years.

(2) Shares used in the per share calculation reflect 11.5 million shares issued to IXYS stockholders as if they were outstanding from April 1, 1997 and Paradigm shares following the reverse stock split and assuming that all preferred stock had converted to common stock as of April 1, 1997.

     Shares used in proforma income (loss) per share calculations for the twelve months ended March 31, 1998 are as follows (in thousands):

        IXYS shares based on actual exchange ratio              11,514
        Paradigm shares following one-for-fifteen reverse
          split and conversion of all preferred stock              442
                                                                ------
        Shares used in per share calculation - basic
          and diluted                                           11,956
                                                                ======


(3) The twelve months ended March 31, 1998 for Paradigm is unaudited and consists of the last three quarters of Paradigm's fiscal year ended December 31, 1997 and the first quarter of its fiscal year ending December 31, 1998.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1998
                                 (in thousands)

                                                              Paradigm
                                                             Technology,            IXYS            Pro Forma          Pro Forma
                                                                Inc.             Corporation       Adjustments         Combined
                                                           ----------------     --------------    --------------     --------------
Cash and cash equivalents                                  $           254      $       9,289                        $       9,543
Accounts receivable                                                    891             10,215                               11,106
Inventories                                                          2,230             19,100                               21,330
Other current assets                                                   158              2,042                                2,200
Intangible assets                                                                                 $        5,221 (1)         5,221
Property and equipment, net                                          2,305             11,097                               13,402
Other                                                                  113              4,444                                4,557
                                                           ----------------     --------------    --------------     --------------

      Total                                                $         5,951      $      56,187     $        5,221     $      67,359
                                                           ================     ==============    ==============     ==============

Current liabilities                                        $         5,017      $      24,458     $       (9,300)(2)  $     20,175
Long-term liabilities                                                  316             13,633                               13,949
Mandatorily redeemable preferred stock, net                                            28,256            (28,256)(2)
Stockholders' equity (deficit)                                         618            (10,160)            37,556            35,301
                                                                                                           5,221 (1)
                                                                                                           5,707 (3)
                                                                                                          (5,707)(3)
                                                           ----------------     --------------    --------------     --------------

                                                           $         5,951      $      56,187     $        5,221     $      67,359
                                                           ================     ==============    ==============     ==============

See accompanying notes to unaudited pro forma condensed combined balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET:

(1) Reflects allocation of a portion of the estimated purchase price of $5.6 million and assumption of liabilities in the amount of $6.7 million to goodwill and identified intangible assets and the related deferred tax liability. The total purchase price of $5.6 million was calculated based on the market price of Paradigm common stock at the date of the transaction ($0.71875 per share on September 23, 1998) multiplied by Paradigm's total stock outstanding (6,627,735 shares of common stock which includes the common stock issued upon conversion of all Paradigm preferred stock) and includes approximately $800,000 of transaction related costs born by IXYS. The excess of the purchase price over the net assets of Paradigm has been allocated to current products ($761), workforce and other identified intangibles ($597), goodwill ($3,863), and in-process research and development ($5,707). IXYS' management estimates that the net book value of Paradigm's fixed assets approximate their fair value at the purchase date.

(2) Reflects the conversion of IXYS mandatorily redeemable convertible preferred stock into IXYS common stock at the date of the transaction.

(3) Reflects the impact on stockholders' equity of the anticipated write-off of in-process research and development in the amount of $5,707, net of income tax effects. Amount is initially recorded in paid-in-capital and then is expensed into accumulated deficit.